Exhibit 10.3

BIOPHARMX, INC.

NOTICE OF INDUCEMENT OPTION GRANT

BioPharmX, Inc. (the “Company”) has granted you, Greg Kitchener, (“Participant”) an Option to purchase Shares of Common Stock of the Company (“Shares”), subject to the terms and conditions of this Notice of Inducement Option Grant (the “Notice”) and the Inducement Option Award Agreement (the Notice and the Inducement Option Agreement, collectively, the “Agreement”).

Participant:	Greg Kitchener

Address:

Date of Grant:	August 10, 2015

Vesting Commencement Date:	August 10, 2015

Exercise Price per Share:	$1.67

Total Number of Shares:	235,000

Type of Option:	Non-Qualified Stock Option

Expiration Date:	10 Years from Date of Grant, August 10, 2025

Post-Termination Exercise Period:

Voluntary Termination = 3 Months
Termination = 3 Months
Disability = 12 Months
Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in the Agreement (inclusive of the Notice), the Shares subject to the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option will vest and become exercisable on the first anniversary of the Vesting Commencement Date with an additional 1/36th of the remaining Shares subject to the Option vesting on the last day of each full calendar month thereafter, so long as Participant has not been Terminated prior to such date. In addition, subject to the terms of that certain Employment Agreement dated August 10, 2015 by and between the Company and Participant, as may be amended from time to time (the “Employment Agreement”) in the event of Participant’s Termination without Cause (as defined in the Employment Agreement) or by the Participant for Good Reason (as defined in the Employment Agreement), in each case within twelve (12) months following the consummation of a Change in Control (as defined in the Employment Agreement), and provided that the Participant delivers to the Company a signed Release (as defined in the Employment Agreement), and satisfies all conditions to make the Release effective, 100% of the then unvested Shares subject to the Option shall immediately vest as of the Termination Date and be exercisable. Fractional vesting will be rounded in accordance with the Company’s standard practices in its equity administration platform.

Participant acknowledges that the vesting pursuant to this Notice is earned only by continuing service as a Company employee, director or consultant.  Participant also understands that this Notice is subject to the terms and conditions of the Agreement, which is incorporated herein by reference.   By signing below or electronically accepting the Agreement, Participant confirms that he has read and agreed to the terms and conditions of this Agreement (inclusive of the Notice). Participant has had an opportunity to obtain the advice of counsel prior to executing the

Notice and fully understands all provisions of this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice.

PARTICIPANT:		BIOPHARMX, INC.

Signature:	/s/ Greg Kitchener	By:	/s/ Jim Pekarsky

Print Name:	Greg Kitchener	Its:	CEO

Date:	August 10, 2015	Date:	August 10, 2015

BIOPHARMX, INC.

INDUCEMENT STOCK OPTION PLAN AND AGREEMENT

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Notice and this Agreement.

1.                                      Vesting Rights.  Subject to the applicable provisions of this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.  In the event Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to vest in the Shares subject to the Option will terminate effective as of the date that Participant is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his Option grant (including whether Participant may still be considered to be providing services while on an approved leave of absence).

2.                                      Termination Period.

(a)                                 General Rule.  Except as provided below, this Option may be exercised for three months after Participant’s Termination with the Company or any Parent or Subsidiary.  In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(b)                                 Death; Disability.  Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

(c)                                  Measurement Date.  In the event of Participant’s Termination (whether or not in breach of local labor laws), Participant’s right to exercise the Option after Termination, if any, will be measured by the date of termination of Participant’s active services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any).

3.                                      Grant of Option.

(a)                                 Basic Terms. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”).

(b)                                 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Exercise Price of and number of Shares subject to this Agreement shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

(c)                                  Modification, Extension or Renewal. The Committee may modify, extend or renew the Option and authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under this Agreement. Subject to the terms of Section 6(f), by written notice to Participant, the Committee may reduce the Exercise Price of the Option without the Participant’s consent; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

4.                                      Exercise of Option.

(a)                                 Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of this Agreement.  In the event of Participant’s death,

Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of this Agreement (inclusive of the Notice).

(b)                                 Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”).  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c)                                  Securities Law. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of securities law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

(d)                                 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of the Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.                                      Method of Payment.  Unless provided otherwise by the Company, in its sole discretion, or in the Appendix, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)                                 cash;

(b)                                 check;

(c)                                  by consideration received by the Company pursuant to a broker-assisted or other cashless exercise program implemented by the Company; or

(d)                                 other method authorized by the Company.

6.                                      Restrictions.

(a)                                 Non-Transferability. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee on a case-by-case basis.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

(b)                                 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

(c)                                  Certificates. All certificates for Shares will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

(d)                                 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. If Participant is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Agreement, he will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

(e)                                  Insider Trading Policy. Participant shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

(f)                                   Repricing; Exchange and Buyout of Awards. Without prior stockholder approval, the Committee may (a) reprice the Option (and where such repricing is a reduction in the Exercise Price of outstanding Options, the consent of Participant is not required provided written notice is provided to him), and (b) with the consent of the Participants (unless not required pursuant to Section 3(c) of this Agreement), pay cash or issue new awards in exchange for the surrender and cancellation of the Option, or any portion thereof.

7.                                      Term of Option.  This Option shall in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant.

8.                                      Tax Obligations.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s Option and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)                                 withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(b)                                 withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent;

(c)                                  withholding in Shares to be issued to Participant upon the exercise of the Option; or

(d)                                 any other arrangement approved by the Company.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of this Agreement that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his obligations in connection with the Tax-Related Items.

9.                                      Acknowledgement of Nature of the Grant.  The Company and Participant agree that the Option is granted under and governed by this Agreement.  Participant acknowledges receipt of a copy of the Option prospectus, represents that Participant has carefully read and is familiar with the Option and hereby accepts the Option subject to all of the terms and conditions set forth in this Agreement.  Participant further acknowledges, understands and agrees that:

(a)                                 the grant of the Option is voluntary and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options;

(b)                                 the Option grant shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent, Subsidiary or affiliate of the Company, and shall not interfere with the ability of the Company, the Employer or any Parent, Subsidiary or affiliate of the Company, as applicable, to terminate Participant’s employment or service relationship (if any);

(c)                                  Participant is voluntarily accepting this Option;

(d)                                 the Option and any Shares acquired hereunder are not intended to replace any pension rights or compensation;

(e)                                  the Option and any Shares acquired hereunder and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)                                   the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g)                                  if the underlying Shares do not increase in value, the Option will have no value;

(h)                                 if Participant exercises the Option and acquires Shares, the value of such Shares of may increase or decrease in value, even below the Exercise Price;

(i)                                     no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, its Parent, or any of its Subsidiaries or affiliates or the Employer, waives his ability, if any, to bring any such claim, and releases the Company, its Parent, Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(j)                                    unless otherwise provided by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares;

10.                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Option or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his own personal tax, legal and financial advisors regarding this Option before taking any action.

11.                               Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Parent, Subsidiaries and

affiliates for the exclusive purpose of implementing, administering and managing this Agreement and Participant’s Option.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing this Agreement.

Participant understands that Data will be transferred to a designated broker or such other stock administrator as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Option and this Agreement.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative.  Participant authorizes the Company, its designed broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Option to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s Option and this Agreement.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s Option and this Agreement.  Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his consent, his employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant or maintain the Option.  Therefore, Participant understands that refusing or withdrawing his consent may affect Participant’s Option.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his local human resources representative.

12.                               Entire Agreement; Enforcement of Rights.  This Agreement (inclusive of the Notice) constitutes the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between the parties. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded.  The Committee may at any time amend this Agreement in any respect, provided, however, that the Committee will not, without the approval of the Participant, amend this Agreement in any manner that impairs the rights of Participant.  Other than modifications or amendments to this Agreement covered by the foregoing sentence, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by Participant.

13.                               Compliance with Laws and Regulations.  Notwithstanding any other provision hereunder, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

14.                               Governing Law and Venue; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

15.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver by electronic means any documents, including prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) and other communications or information, related to this Agreement.  Participant hereby consents to receive such documents by electronic delivery and agrees to the administration of this Agreement on-line or on an electronic system established and maintained by the Company or a third party designated by the Company.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company.  Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.  Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails.  Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revised or revoked consent.  Finally, Participant understands that Participant has consented to electronic delivery under this Section 13 even though Participant is not required to consent to electronic delivery.

16.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17.                               Administration.       Subject to the general purposes, terms and conditions of this Agreement, and to the direction of the Board, the Committee will have full power to implement and carry out this Agreement, and will have the authority to (a) construe and interpret this Agreement, (b) prescribe, amend and rescind rules and regulations relating to this Agreement, (c) determine the Fair Market Value in good faith, if necessary, (d) determine whether this Option will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other awards or incentive or compensation plans of the Company or any Parent or Subsidiary of the Company, (e) grant waivers of conditions hereunder, (f) correct any defect, supply any omission or reconcile any inconsistency hereunder, (g) determine whether the Option is vested, (h) determine the terms and conditions of any, and to institute any Exchange Program, and (i) make all other determinations necessary or advisable for the administration of this Agreement. Any determination made by the Committee with respect to this Option or Agreement shall be made in its sole discretion on the Date of Grant or, unless in contravention of any express term of this Agreement, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in the Option. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

18.                               Corporate Transactions.  In the event of a Corporate Transaction, the Option may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on Participant. In the alternative, the successor corporation may substitute an equivalent award or provide substantially similar consideration to Participant as was provided to stockholders (after taking into account the existing provisions of the Option). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute the Option, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Agreement to the contrary, such Option will expire on such transaction at such time and on such conditions as the

Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of the Shares subject to the Option in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute this Option, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Option will be exercisable for a period of time determined by the Committee in its sole discretion, and such Option will terminate upon the expiration of such period.

19.                               Definitions. In addition to the terms defined elsewhere in the Agreement (inclusive of the Notice), the following definitions shall apply:

(a)         “Board” means the Board of Directors of the Company.

(b)         “Common Stock” means the common stock of the Company.

(c)          “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Agreement, or part of this Agreement, has been delegated as permitted by law.

(d)         “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)          “Corporate Transaction” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; (b) the consummation of the sale or other disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger, reorganization, consolidation or similar transaction or series of related transactions of the Company with any other corporation, other than a merger, reorganization, consolidation or similar transaction (or series of related transactions) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, consolidation or similar transaction (or series of related transactions), or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(f)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(g)          “Exchange Program” means a program pursuant to which outstanding awards are surrendered, cancelled or exchanged for cash, the same type of awards or a different award (or combination thereof).

(h)         “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (i) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; (ii) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or (iii) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(i)             “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)            “SEC” means the United States Securities and Exchange Commission.

(k)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l)             “Termination” or “Terminated” means that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Shares subject to the Option while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Notice. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).